EXHIBIT NO. 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation in the Registration Statements on Form S-3 (File Nos. 33-56509 and 333-92817), Form S-4 (File No. 333-46036) and Form S-8 (File Nos. 33-51459, 33-57183, 33-24169, 333-02425, 333-02421, and 333-02423) of our report dated December 26, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 13, 2003